EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q of BMB Munai, Inc. (the “Company”) for the period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Askar Tashtitov, President of the Company and Evgeniy Ler, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	August 14, 2014	/s/ Askar Tashtitov
Askar Tashtitov President

Date:	August 14, 2014	/s/ Evgeniy Ler
Evgeniy Ler Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to BMB Munai, Inc. and will be retained by BMB Munai, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.